Exhibit 5.1

May 21, 2019 Discovery Communications, LLC 8403 Colesville Road Silver Spring, Maryland 20910

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery, Inc., a Delaware corporation (the “Parent Guarantor”) and Scripps Networks Interactive, Inc., an Ohio corporation (the “Subsidiary Guarantor”), in connection with the offer and sale of $750,000,000 aggregate principal amount of the Company’s 4.125% Senior Notes due 2029 (the “2029 Notes”) and $750,000,000 aggregate principal amount of the Company’s 5.300% Senior Notes due 2049 (the “2049 Notes” and together with the 2029 Notes, the “Debt Securities”), pursuant to an underwriting agreement dated May 16, 2019 (the “Underwriting Agreement”), among the Company, the Parent Guarantor, the Subsidiary Guarantor and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters. The Debt Securities will be fully and unconditionally guaranteed on an unsecured senior basis (the “Guarantees”) by the Parent Guarantor and the Subsidiary Guarantor. The term “Securities” as used herein shall mean the Debt Securities and the related Guarantees. Each series of the Debt Securities will be issued as separate series of debt securities to be issued pursuant to the indenture, dated as of August 19, 2009 (the “Base Indenture”), among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture among the Company, the Parent Guarantor, the Subsidiary Guarantor and the Trustee, to be entered into concurrently with the delivery of the Debt Securities (the “Seventeenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company, the Parent Guarantor, the Subsidiary Guarantor and Discovery Communications Holding, LLC filed with the Securities and Exchange Commission (the “Commission”) the registration statement on Form S-3 (File No. 333-231160 under the Securities Act of 1933, as amended (the “Securities Act”), on May 1, 2019 (the “Registration Statement”) and the preliminary prospectus supplement dated May 16, 2019 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated May 16, 2019 (the “Prospectus Supplement”).

We have examined and relied upon corporate or other proceedings of the Company and the Parent Guarantor regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Debt Securities, the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Underwriting Agreement and the Indenture. For purposes of this opinion, we have also examined and relied upon the

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accuracy of the opinion letter of Ice Miller LLP, Ohio counsel for the Subsidiary Guarantor, dated the date hereof and filed as Exhibit 5.2 to the Parent Guarantor’s Current Report on Form 8-K to be filed on the date hereof (the “Form 8-K”). We have also examined and relied upon originals or copies of such company or corporate records of the Company and the Parent Guarantor, such other agreements and instruments, certificates of public officials, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the company or corporate records of the Company and the Parent Guarantor provided to us by the Company and the Parent Guarantor. Insofar as this opinion relates to factual matters, we have assumed, without independent investigation, that representations of officers and directors of the Company, the Subsidiary Guarantor and the Parent Guarantor and documents furnished to us by the Company, the Subsidiary Guarantor and Parent Guarantor are true and correct.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, and (ii) the Indenture will be a valid and binding obligation of the Trustee. We have also assumed that at the time of the issuance of the Securities, the sole Member of the Company, the Board of Directors of the Subsidiary Guarantor and the Board of Directors of the Parent Guarantor (or any person acting pursuant to authority properly delegated to such person by the sole Member of the Company or the Board of Directors of the Subsidiary Guarantor or the Board of Directors of the Parent Guarantor) have not taken any action to rescind or otherwise reduce their prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

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On the basis of, and subject to, the foregoing, we are of the opinion that (i) when the Debt Securities have been duly executed by the Company, and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration in accordance with the terms of the Underwriting Agreement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) when the Guarantees have been duly executed by the Parent Guarantor and the Subsidiary Guarantor, the Guarantees will constitute valid and binding obligations of each of the Parent Guarantor and Subsidiary Guarantor, enforceable against each of the Parent Guarantor and Subsidiary Guarantor, respectively, in accordance with their respective terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K to be filed on or about May 21, 2019, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner